As filed with the Securities and Exchange Commission on May 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

COMSTOCK HOLDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1164345
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1886 Metro Center Drive, Suite 400

Reston, Virginia 20190

(703) 883-1700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Clemente

Chief Executive Officer

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 400

Reston, Virginia 20190

(703) 883-1700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David A. Brown

Julie A. Mediamolle

Alston & Bird LLP

The Atlantic Building

950 F St. NW

Washington, DC 20004

(202) 239-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount to be Registered/ Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	—	—
Preferred Stock, $0.01 par value per share	—	—
Warrants to purchase Common and/or Preferred Stock	—	—
Debt Securities	—	—
Total	$25,000,000 (3)	$3,220 (4)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities registered also include such indeterminate amount of shares of Common Stock and Preferred Stock issuable upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of Common Stock registered hereby shall include an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated May 23, 2014

Prospectus

Comstock Holding Companies, Inc.

$25,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer and sell an indeterminate number of shares of our common stock, preferred stock (which we may issue in one or more series), debt securities (which we may issue in one or more series), or warrants under this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer our common stock, preferred stock, debt securities and/or warrants in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for or represent our common or preferred stock or other securities. Each time securities are sold pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers and/or agents, we will name them and describe their compensation in the applicable prospectus supplement.

Our principal executive offices are located at 1886 Metro Center Drive, Suite 400, Reston, Virginia 20190, and our telephone number at that location is (703) 883-1700. Our common stock is listed on the NASDAQ Capital Market and trades under the ticker symbol “CHCI.” On May 22, 2014, the closing price per share of our common stock as reported on the NASDAQ Capital Market was $1.36 per share.

As of March 27, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $14,735,570, which was calculated based on 8,232,162 shares of outstanding common stock held by non-affiliates and on a price per share of $1.79, the closing price of our common stock on March 27, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our market value in any 12-month period so long as our market value remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under “Forward-Looking Statements” on page 1 and “Risk Factors” on page 7 of this prospectus and the “Risk Factors” sections in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission or SEC or Commission, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering including the type and amount of securities that we propose to sell and the initial public offering price of the securities. The prospectus supplement also may add, update or change information in this prospectus. Before purchasing any of our securities, we urge you to read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering the securities in places where sales of those securities are permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

In this prospectus, “we,” “us,” “our” or the “Company” refers to Comstock Holding Companies, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise. In addition, when we refer to:

•	“securities,” we are referring to common stock, preferred stock, debt securities and warrants, collectively;

•	“homes,” we are referring to single-family homes, townhouses and condominium units;

•	the “Washington, D.C. market,” we are referring to the Washington, D.C. Primary Metropolitan Statistical Area, as defined by the U.S. Census Bureau, which includes the District of Columbia, 17 counties and cities in northern Virginia, five counties in Maryland and the surrounding areas and Berkeley and Jefferson counties in the eastern panhandle of West Virginia;

•	“orders” or “sales,” we are referring to fully executed contracts with buyers of our homes, excluding contracts that were executed and cancelled;

•	“settlements” or “deliveries,” we are referring to the transfer of title of a home to a buyer; and

•	“backlog,” we are referring to orders for homes for which there has not yet been a settlement. Our backlog equals total orders less total deliveries.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus or documents we have incorporated by reference include forward-looking statements. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “plan,” “may,” “likely,” “intend,” “expect,” “will,” “should,” “seek” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties including certain risks described in this prospectus. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus and the reports that we have incorporated by reference. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to: general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis and our continuing relationships with affiliates. You should also carefully consider the risks and other information that may be contained in or incorporated by reference into any prospectus supplement relating to a specific offering of debt securities.

Except for our ongoing obligation to disclose information under the U.S. federal securities laws, we undertake no obligation to update publicly or revise any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigations Reform Act of 1995 and we assume no obligation to update any such statements.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section below as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and other risks described in any other prospectus supplement or in any of the documents incorporated by reference into this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. You may obtain a copy of the registration statement, including exhibits, from the SEC through its website at http://www.sec.gov or at the SEC offices mentioned in the following paragraph or from us through our website at http://comstockhomes.com. Any statement made in this prospectus concerning a contract or other documents of ours is likely only a summary, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on our website at http://comstockhomes.com. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additionally, you may obtain copies of the materials at prescribed rates by writing to the Public Reference Room at the address listed above. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents filed by us with the SEC (other than portions of documents deemed to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on March 31, 2014);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (filed on May 15, 2014);

•	Our Current Report on Form 8-K filed with the SEC on May 9, 2014; and

•	The description of our common stock contained in our registration statement on Form S-1, as amended, initially filed with the SEC on May 23, 2005 (No. 333-125166).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus and until this shelf offering terminates (other than portions of documents deemed to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):

•	Reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”;

•	Our definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 400

Reston, Virginia 20190

Attn.: Corporate Secretary

Tel: (703) 883-1700

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Business

Comstock Holding Companies, Inc. is a multi-faceted real estate development and services company focused on the Washington, D.C. metropolitan area. We have substantial experience with building a diverse range of products including multi-family units, single-family homes, townhouses, mid-rise condominiums, high-rise multi-family condominiums and mixed-use (residential and commercial) developments. We believe that our significant experience over the past 28 years within the Washington D.C. market provides us the experience necessary to identify attractive opportunities in our core market. We believe that our focus in the Washington, D.C. market, which has historically been characterized by economic conditions less volatile than many other major homebuilding markets, should provide us with an opportunity to generate attractive returns on investment and for growth.

Our expertise in developing traditional and non-traditional housing products enables us to focus on a wide range of opportunities within our core market. We build homes and multi-family buildings in suburban communities, where we focus on low density products such as single family detached homes, townhomes and mid-rise multi-family buildings, and in urban areas, where we focus on high density multi-family and mixed use products. For our homebuilding operations, we develop properties with the intent that they be sold either as fee-simple properties or condominiums to individual unit buyers or as investment properties sold to private or institutional investors. Our homebuilding products are designed to attract first-time, early move-up and secondary move-up buyers. We focus on products that we are able to offer for sale in the middle price points within the markets where we operate, avoiding the very low-end and high-end products. We believe our middle market strategy positions our products such that they are affordable to a significant segment of potential home buyers in our market. Our apartment buildings are developed as rental properties to be held and operated for our own purposes, converted at some point to for-sale condominium units or sold on a merchant build basis.

Our Company

We were incorporated in May 2004. Our business was started in 1985 by Christopher Clemente, our Chairman and Chief Executive Officer, as a residential land developer and home builder focused on the upscale home market in the Northern Virginia suburbs of Washington, D.C. Prior to our initial public offering in December 2004, we operated our business through four primary holding companies. In connection with our initial public offering, these primary holding companies were consolidated and merged into Comstock Holding Companies, Inc.

Our principal executive offices are located at 1886 Metro Center Drive, 4th Floor, Reston, Virginia 20190, and our telephone number is (703) 883-1700. Our website is http://comstockhomes.com. Our website, and the information contained on it, does not constitute a part of this prospectus.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, separately or together in any combination of the foregoing for total gross proceeds of up to $25,000,000, from time to time under this prospectus. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our Class A common stock, par value $0.01 per share and/or Class B common stock, par value $0.01 per share, either alone or underlying other registered securities convertible into or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our Class A common stock is entitled to one vote per share. Each holder of our Class B common stock is entitled to 15 votes per share. Generally, all holders of common stock vote together as a single class with respect to all matters submitted to a vote of holders of shares of common stock. Holders of our common stock receive no preemptive rights under our charter documents. Upon liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. In this prospectus, we have summarized certain general features of our common stock under “Description of Securities We May Offer — Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of our preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and the applicable prospectus supplement, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Securities We May Offer — Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus and the applicable prospectus supplement will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Securities We May Offer — Description of Debt Securities”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Securities We May Offer — Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement, in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2013. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to our Common Stock and Level of Indebtedness

Our level of indebtedness may harm our financial condition and results of operations.

Our level of indebtedness will impact our future operations in many important ways, including, without limitation, by:

•	Requiring that a portion of our cash flows from operations be dedicated to the payment of any interest or amortization required with respect to outstanding indebtedness;

•	Increasing our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	Limiting our ability to obtain additional financing for working capital, acquisitions, capital expenditures, general corporate and other purposes.

At the scheduled maturity of our credit facilities or in the event of an acceleration of a debt facility following an event of default, the entire outstanding principal amount of the indebtedness under such facility, together with all other amounts payable thereunder from time to time, will become due and payable. It is possible that we may not have sufficient funds to pay such obligations in full at maturity or upon such acceleration. If we default and are not able to pay any such obligations due, our lenders have liens on substantially all of our assets and could foreclose on our assets in order to satisfy our obligations.

Our stock price has been volatile and we expect that it will continue to be volatile.

Our stock price has been volatile, and we expect it will continue to be volatile. For example during the year ended December 31, 2013, the price of our common stock ranged from a high of $3.65 to a low of $0.48. The volatility of our stock price can be due to many factors, including:

•	quarterly variations in our operating results;

•	general conditions in the home building industry;

•	interest rate changes;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning our Company or of the home building industry in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets;

•	changes in laws and regulations affecting our business;

•	material announcements by us or our competitors;

•	material announcements by our construction lenders or the manufacturers and suppliers we use;

•	sales of substantial amounts of our Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions and acts of war or terrorism.

Investors in our Class A common stock may not be able to resell their shares of Class A common stock following periods of volatility because of the market’s adverse reaction to the volatility of the stock price. Our Class A common stock may not trade at the same levels as the stock of other homebuilders, and the market in general may not sustain its current prices.

Investors in our Class A common stock may experience dilution with the future issuances of stock, exercise of stock options and warrants, the grant of restricted stock and issuance of stock in connection with our acquisitions of other companies.

From time to time, we have issued and we will continue to issue stock options or restricted stock grants to employees and non-employee directors pursuant to our equity incentive plan. We expect that these options or restricted stock grants will generally vest commencing one year from the date of grant and continue vesting over a four-year period. Investors may experience dilution as the options vest and are exercised by their holders and the restrictions lapse on the restricted stock grants. In addition, we may issue stock to raise capital to fund our growth initiatives, in connection with acquisitions of other companies, or warrants in connection with the settlement of obligations and or indebtedness with vendors and suppliers, which may result in investors experiencing dilution.

Substantial sales of our Class A common stock, or the perception that such sales might occur, could depress the market price of our Class A common stock.

A substantial amount of the shares of our Class A common stock are eligible for immediate resale in the public market. Any sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales might occur, could depress the market price of our Class A common stock.

The holders of our Class B common stock exert control over us and thus limit the ability of other stockholders to influence corporate matters.

Mr. Christopher Clemente, Chief Executive Officer of the Company, and Gregory V. Benson, the former President and Chief Operating Officer of the Company, own 100% of our outstanding shares of Class B common stock, which, together with their shares of Class A common stock, represent approximately 77% of the combined voting power of all classes of our voting stock as of December 31, 2013. As a result, Messrs. Clemente and Benson, acting together, have control over us, the election of our board of directors and our management and policies. Messrs. Clemente and Benson, acting together, also have control over all matters requiring stockholder approval, including the amendment of certain provisions of our amended and restated certificate of incorporation and bylaws, the approval of any equity-based employee compensation plans and the approval of fundamental corporate transactions, including mergers. In light of this control, other companies could be discouraged from initiating a potential merger, takeover or any other transaction resulting in a change of control. Such a transaction potentially could be beneficial to our business or to our stockholders. This may in turn reduce the price that investors are willing to pay in the future for shares of our Class A common stock.

The limited voting rights of our Class A common stock could limit its attractiveness to investors and its liquidity and, as a result, its market value.

The holders of our Class A common stock and Class B common stock generally have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to 15 votes per share on all matters to be voted on by stockholders. The difference in the voting rights of the Class A common stock and Class B common stock could diminish the value of the Class A common stock to the extent that investors or any potential future purchasers of our Class A common stock ascribe value to the superior voting rights of the Class B common stock.

It may be difficult for a third party to acquire us, which could inhibit stockholders from realizing a premium on their stock price.

We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent Delaware corporations from engaging in business combinations with any stockholder, including all affiliates and employees of a stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s voting stock unless specified conditions are met.

Our amended and restated certificate of incorporation and bylaws contain provisions that have the effect of delaying, deferring or preventing a change in control that stockholders could consider favorable or beneficial. These provisions could discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

•	a staggered board of directors, so that it would take three successive annual meetings to replace all directors;

•	a prohibition of stockholder action by written consent; and

•	advance notice requirements for the submission by stockholders of nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

For additional information about the anti-takeover provisions, see “Description of Securities We May Offer — Description of Capital Stock — Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws,” below.

Our issuance of shares of preferred stock could delay or prevent a change of control of us.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders, even where stockholders are offered a premium for their shares. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Class A common stock, including the loss of voting control. We have no preferred stock currently outstanding nor do we have any present plans to issue any shares of preferred stock.

USE OF PROCEEDS

Unless stated otherwise in an accompanying prospectus supplement or a free writing prospectus, we will use the net proceeds from the sale of our securities described in this prospectus for general corporate purposes, which may include, but are not limited to:

•	refunding, repurchasing, retiring upon maturity or redeeming existing debt;

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets, including acquisitions of inventory; and

•	redeeming non-controlling equity interests in the Company.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, we may temporarily invest the net proceeds in short-term marketable securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination thereof):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them;

•	the nature of the obligation of such underwriter, dealer or agent to take the securities; and

•	the public offering price of the securities, the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to such underwriters, dealers or agents.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and such prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative and hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock or debt securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common and preferred stock, including our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (which we refer to as our “Certificate of Incorporation” and “Bylaws,” respectively) and relevant provisions of Delaware law, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and Bylaws and Delaware law. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws to review all of the terms of our capital stock that may be important to you.

Common Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue, without further stockholder approval, up to 77,266,500 shares of Class A common stock, par value $0.01 per share. As of March 31, 2014, we had 18,354,121 issued and outstanding shares of our Class A common stock held by approximately 36 stockholders of record. In addition, our board of directors is authorized to issue, without further stockholder approval, up to 2,733,500 shares of Class B common stock, par value $0.01 per share. As of March 31, 2014, we had 2,733,500 issued and outstanding shares of our Class B common stock held by 2 stockholders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our Class A common stock is listed on the NASDAQ Capital Market under the symbol “CHCI.”

Dividends

Holders of shares of our common stock are entitled to participate in dividends ratably on a per share basis when our board of directors declares dividends on our common stock out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future. Future dividends, if any, will be determined by our board of directors and will be based upon our earnings, capital requirements and operating and financial condition, among other factors, at the time any such dividends are considered by our board of directors.

Voting Rights

Each share of our Class A common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders. Each share of Class B common stock entitles the holder to 15 votes on all matters submitted to a vote of stockholders (except with respect to going private transactions, with respect to which each share of Class B common stock is entitled to one vote). With certain limited exceptions (as set forth in our Certificate of Incorporation), the holders of Class A common stock and Class B common stock vote together as a single class with respect to all matters submitted to a vote of holders of shares of common stock, and such matters will pass with the affirmative vote of a majority of the votes cast.

Liquidation and Dissolution

In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors, satisfaction of all liabilities and provision for payment of any amounts payable upon shares of any preferred stock entitled to a preference, if any, over holders of common stock. No shares of our common stock have any preemptive or redemption rights, or the benefits of any sinking fund.

Conversion Rights of Class B Common Stock

A holder of a share of our Class B common stock has the right at any time, or from time to time, at such holder’s option, to convert each share of his/her/its shares of Class B common stock into one fully paid and nonassessable share of Class A common stock, subject to the terms and conditions set forth in our Certificate of Incorporation.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our shares of common stock.

Classification of the Board of Directors

The directors of the Company are divided into three classes. Upon election or re-election, each director serves for a three year term expiring at the third succeeding annual meeting and until his/her respective successor is duly elected and qualified.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

The Delaware General Corporation Law

Our company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law or DGCL. Section 203 of the DGCL provides that, subject to certain exceptions, a Delaware corporation may not engage in “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203 (which we have not done);

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to business combinations proposed by an interested stockholder following the announcement or notification of extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Classified Board

Our Certificate of Incorporation and Bylaws provide that our board of directors be divided into three classes of directors, with each class elected for staggered three-year terms expiring in successive years. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board. Our board of directors currently consists of eight members.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation and Bylaws also provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws prohibit stockholder action by written consent. They also provide that special meetings of our stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the board of directors or by the chief executive officer of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder must not be received more than 120 days prior to such annual meeting, and not later than 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that the following provisions in the Certificate of Incorporation and Bylaws may be amended only by a vote of at least 66 2/3% of the voting power of all of the outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class:

•	classified board (the number, election and term of our directors);

•	the removal of directors;

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our board of directors and chief executive officer;

•	the ability of our board of directors to adopt, amend or repeal our Bylaws;

•	any provision in our Bylaws that was adopted, amended or repealed by our board of directors;

•	the limitation of liability of our directors and the indemnification provisions provided to our directors and officers; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Capital Market, which would apply so long as our common stock is listed on the NASDAQ Capital Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. Such approval is not required, however, for any public offering for cash; any bona fide private financing, if the financing involves a sale of common stock, for cash, at a price at least as great as each of the book and market value of our common stock; and securities convertible into or exercisable for common stock, for cash, if the conversion or exercise price is at least as great as each of the book and market value of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common or preferred stock at prices higher than prevailing market prices.

Effects of Offering on Class B stockholders

The two stockholders who currently hold all of our Class B common stock currently control 77% of the voting power of the Company and, therefore, can effectively control the outcome of all matters submitted to a vote of the stockholders where the holders of Class A and Class B common stock vote together as a single class other than those requiring a supermajority vote (see “Anti-Takeover Effects of Certain Provisions of Delaware Law and Or Certificate of Incorporation and Bylaws — Supermajority Provisions,” below). The issuance of a significant amount of Class A common stock, or the issuance of preferred stock with special voting rights, could cause the Class B holders to lose the ability to control the vote in this manner.

Preferred Stock

The following summary describes generally some of the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement and other offering material relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement and other offering material, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designation, preferences and rights relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the applicable certificate of designation, preferences and rights and the applicable prospectus supplement and other offering material to review the terms of a particular series of our preferred stock that may be important to you.

Under our Certificate of Incorporation, our board of directors or a committee designated by our board of directors is authorized to issue, without further stockholder approval, 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. For each series of preferred stock, our board of directors may determine whether such preferred stock will have voting powers. Our board of directors may also determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any preferred stock we issue. Our board of directors will determine these terms by resolution adopted before we issue any shares of a series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We will describe the particular terms of any debt securities that we may offer in detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the indenture and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered, as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the terms of any redemption rights we may have with respect to the series of debt securities;

•	the terms and conditions of any mandatory redemption provisions, or a description of the holder’s option to force us to repurchase the series of debt securities;

•	the denominations in which we will issue the series of debt securities;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the terms and conditions relating to any provisions for conversion or exchange of any debt securities of the series;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	covenants applicable to the particular debt securities being issued;

•	a description of any events of default with respect to the securities;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock or warrants to purchase debt securities. Warrants may be issued independently or together with other securities. The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

This summary and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any warrants that may be offered under this prospectus, and such description will include:

•	the amount of securities called for by such warrants;

•	the period during which and the price at which the warrants are exercisable;

•	the amount of warrants outstanding;

•	provisions for changes to or adjustments in the exercise price; and

•	any other material terms of such warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in such prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality and validity of the securities offered from time to time under this prospectus and any applicable prospectus supplement will be passed upon by Alston & Bird LLP, Washington, D.C. Any underwriters will be advised about issues related to any offering by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities offered in this registration statement, other than potential underwriting discounts and commissions, are as follows:

SEC registration fee	$3,220
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Trustee’s fees and expenses		*
Transfer agent’s fees and expenses		*
Miscellaneous		*

Total	$3,220

*	Estimates of these fees are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him or her as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his or her conduct was unlawful.

Article VI of our Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article VII of our Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Delaware law, any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

The Company has entered into indemnification agreements with each of its directors and certain officers, a form of which is filed as an Exhibit to the registration statement on Form S-1, as amended, initially filed on August 13, 2004 (No. 333-118193). Pursuant to such agreements, the Company is obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The Company has director and officer liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement; and

(B) the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on May 23, 2014.

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente
Chairman and Chief Executive Officer

By:	/s/ Joseph M. Squeri
Joseph M. Squeri
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Clemente and Joseph M. Squeri and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher Clemente	Chairman and Chief Executive Officer (Principal Executive Officer)	May 23, 2014
Christopher Clemente

/s/ Joseph M. Squeri	Chief Financial Officer (Principal Financial Officer)	May 23, 2014
Joseph M. Squeri

	Director	May 23, 2014
Gregory V. Benson

/s/ A. Clayton Perfall	Director	May 23, 2014
A. Clayton Perfall

/s/ David M. Guernsey	Director	May 23, 2014
David M. Guernsey

/s/ James A. MacCutcheon	Director	May 23, 2014
James A. MacCutcheon

/s/ Norman D. Chirite	Director	May 23, 2014
Norman D. Chirite

	Director	May 23, 2014
Robert P. Pincus

/s/ Socrates Verses	Director	May 23, 2014
Socrates Verses

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1(2)	Specimen Stock Certificate

4.2*	Form of Senior Indenture

4.3*	Form of Senior Subordinated Indenture

4.4(1)	Rights Agreement

5.1*	Opinion of Alston & Bird LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Alston & Bird LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (see signature page to this Registration Statement on Form S-3)

25.1*	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 of Wilmington Trust Corporation, as trustee under the Senior Indenture and Senior Subordinated Indenture.

*	Filed herewith.
(1)	Incorporated by reference to Exhibits 3.2 and 3.4, respectively, to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 7, 2004 (No. 333-118193).
(2)	Incorporated by reference to Exhibit 4.1 of Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 9, 2004 (No. 333-118193).